                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                THE SANDS REGENT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           [LOGO OF THE SANDS REGENT]
                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 3, 1997

                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sands Regent will be held at 10:00 a.m., on November 3, 1997, at the Sands Regency Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada, for the following purposes:

          1. To elect two (2) directors each to serve for a three-year term.

          2. To approve an amendment to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

          3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 24, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

                                      By Order of the Board of Directors

                                      PETE CLADIANOS III, Secretary

September 25, 1997

                           [LOGO OF THE SANDS REGENT]
                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 3, 1997

     The accompanying Proxy is solicited by the Board of Directors of The Sands Regent (the "Company") for use at the Annual Meeting of Shareholders to be held at the Sands Regency Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada, on November 3, 1997 at 10:00 a.m. and at any and all adjournments or postponements thereof. All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted FOR the election of the two nominees for election to the Board of Directors listed in the proxy and for approval of the amendment to the Company's Amended and Restated Stock Option Plan for Executives and Key Employees. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE SHAREHOLDERS ON OR ABOUT OCTOBER 3, 1997.

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501. The presence of a shareholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions do not constitute a vote "for" or "against" any matter.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Notwithstanding the above, for purposes of determining the outcome of any matter as to which the broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy the lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e., as a vote FOR the director nominees named herein and for the amendment to the Company's Amended and Restated Stock Option Plan for Executives and Key Employees).

                             SOLICITATION EXPENSES

     The cost of this solicitation will be borne by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on September 24, 1997, will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 4,498,722 shares of $0.05 par value Common Stock. Each of the outstanding shares will be entitled to one vote.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of September 24, 1997, all persons, other than the nominees for director and continuing directors as set forth under "Directors and Executive Officers" herein, known by the Company to own "beneficially," as such term is defined in the Rules of the Securities and Exchange Commission, more than 5% of the Company's outstanding shares of Common Stock. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares which are deemed beneficially owned by such person or entity.

                                                                   SHARES
                           NAME AND ADDRESS                     BENEFICIALLY       PERCENT
                         OF BENEFICIAL OWNER                       OWNED           OF CLASS
        ------------------------------------------------------  ------------       --------
        Deborah Lundgren(1)                                        658,678          14.6%
        c/o Doug Damon, CPA
        5301 Longley Lane, Bldg. D-142
        Reno, Nevada 89511
        Dimensional Fund Advisors, Inc.                            273,648(2)        6.1%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401
        FMR Corp.                                                  286,072(3)        6.4%
        82 Devonshire St.
        Boston, Massachusetts 02109
        Stephen Feinberg                                           382,800(4)        8.5%
        450 Park Avenue, 28th Floor
        New York, New York 10022

---------------
(1) Ms. Lundgren is the daughter of Katherene Latham, Chairman of the Board of Directors, and niece of Pete Cladianos, Jr., President and Chief Executive Officer. Ms. Lundgren, Ms. Latham and Messrs. Cladianos, Jr. and Cladianos III have entered into an agreement to sell all of the shares beneficially owned by them to Desert Golden Sun, LLC; such agreement is subject to certain conditions including approval of such purchase by the Nevada Gaming Commission and the Mississippi Gaming Commission.

(2) Held with shared voting power as to 87,892 shares.

(3) Held without discretionary voting power.

(4) 96,600 shares are owned by Cerberus Partners, L.P., a Delaware limited partnership; 140,800 shares are owned by Cerberus International, Ltd., a corporation organized under the laws of the Bahamas; and 18,300 shares are owned by Ultra Cerberus Fund, Ltd., a corporation organized under the laws of the Bahamas all over which Mr. Feinberg possesses sole voting and dispositive power. 127,100 shares are owned by certain other private investment funds for which Stephen Feinberg possesses dispositive power.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Articles of Incorporation allow for not less than three nor more than nine directors. The number of directors is currently set at seven members as provided by the Company's Bylaws. In accordance with the Articles of Incorporation, members of the Board of Directors have been divided into three classes with approximately the same number of directors in each class. Each year one class of Directors shall be elected to hold office until their respective successors have been duly elected and qualified. All Directors elected shall serve until their successors shall have been duly elected and qualified. The nominees securing the highest number of votes, up to the number of directors elected, will be elected as directors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     All of the Continuing Directors and the Director Nominees were elected by the shareholders. Information regarding the nominees for election and the Continuing Directors and executive officers, furnished in part by each such person, appears below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTOR NOMINEES

                                                               EXPIRATION         SHARES        PERCENT OF
                                                  DIRECTOR     OF NEW TERM     BENEFICIALLY       COMMON
                    NAME(1)                        SINCE       AS DIRECTOR       OWNED(2)         STOCK
------------------------------------------------  --------     -----------     ------------     ----------
Jon N. Bengtson(3)                                   8/84          2000              12,002          .3%
David R. Wood(4)                                     7/85          2000             104,406         2.3%

CONTINUING DIRECTORS

                                                                EXPIRATION         SHARES         PERCENT OF
                                                   DIRECTOR       OF TERM       BENEFICIALLY        COMMON
                     NAME(1)                        SINCE       AS DIRECTOR       OWNED(2)           STOCK
-------------------------------------------------  --------     -----------     -------------     -----------
Pete Cladianos, Jr.(5)(6)(8)                          8/84          1999          1,068,175          23.7%
Pete Cladianos III(5)(7)(8)                          11/85          1999             18,909            .4%
Joseph G. Fanelli                                    11/89          1998                200            *
Katherene Latham(5)(8)                                8/84          1999            323,860           7.2%
Weldon C. Upton                                       2/89          1998                424            *
All Officers and Directors
  as a group (7 persons)                                                          1,527,976          33.1%

---------------

 *  Less than 1%

(1) The address of the Director Nominees and Continuing Directors is c/o The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501.

(2) Held directly and with sole voting and investment power unless otherwise indicated.

(3) Includes 12,000 shares subject to options which are presently exercisable.

(4) Includes 96,000 shares subject to options which are presently exercisable.

(5) Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III, Antonia Cladianos II and Leslie Cladianos are the son and daughters of Pete Cladianos, Jr. and Allison Cladianos is the daughter of Pete Cladianos III.

(6) Includes 366,286 shares in trusts for the benefit of Pete Cladianos III, 355,500 shares in trusts for the benefit of Antonia Cladianos II, 234,596 shares in trusts for the benefit of Leslie Cladianos and 13,565 shares in a trust for the benefit of Allison Cladianos. Mr. Cladianos, as trustee for such trusts, exercises sole voting and investment power.

(7) Includes 6,909 shares in a trust for the benefit of Bradley Cladianos, son of Pete Cladianos III, and 12,000 shares subject to options which are presently exercisable.

(8) Ms. Latham and Messrs. Cladianos, Jr. and Cladianos III have entered into an agreement to sell all of the shares beneficially owned by them to Desert Golden Sun, LLC; such agreement is subject to certain conditions including approval of such purchase by the Nevada Gaming Commission and the Mississippi Gaming Commission.

DIRECTOR BIOGRAPHIES

     JON N. BENGTSON (age 53) was appointed Executive Vice President and Chief Operating Officer of the Company in January 1996 and has served as a Director since August 1984. Mr. Bengtson has also served, since January 1996, as Chairman of the Board of Directors of Radica Games, Limited. From June 1995 to January 1996, Mr. Bengtson held the positions of Executive Vice President, Chief Operating Officer and a Director of Radica Games Limited. Prior to that, from January 1994 to June 1995, Mr. Bengtson was Executive Vice President, Chief Financial Officer and a Director of Radica Games Limited and served as President and Chief Executive Officer of Radica USA since December 1994. Mr. Bengtson also previously served as Executive Vice President of the Company from November 1991 to December 1994 and, prior to that, was Senior Vice President of the Company from November 1985. From May 1984 to July 1985, Mr. Bengtson served as Vice President -- Finance and Administration and Treasurer of the Company. From July 1985 to November 1985, Mr. Bengtson served as Executive Vice President and a Director of Stride Micro, a computer hardware development/sales company. Prior to May 1984, Mr. Bengtson served, for almost four years, in various corporate officer capacities with International Game Technology and was a Director from May 1981 to May 1984.

     DAVID R. WOOD (age 45) has been Executive Vice President, Treasurer and Chief Financial Officer of the Company since January 1996 and a Director since joining the Company in 1985. From July 1985 to January 1996, Mr. Wood served as Vice President -- Finance and Administration, Chief Financial Officer, and Treasurer of the Company. Prior to joining the Company, Mr. Wood, a certified public accountant, was in public accounting for over 9 years and was a partner in a local Nevada based public accounting firm. Mr. Wood specialized in hotel/casino accounting and auditing while in public accounting and is an enrolled agent before the Nevada Gaming Authorities.

     PETE CLADIANOS, JR. (age 67) has been President, Chief Executive Officer and a Director of the Company since 1978. Mr. Cladianos has been involved in the gaming and lodging industries in Reno for over 43 years.

     PETE CLADIANOS III (age 38) became an Executive Vice President of the Company in January 1996, Secretary in August 1984, and was elected as a Director in November of 1985. From February 1987 to January 1996, Mr. Cladianos served as Vice President of the Company and was Treasurer from 1983 to 1984. Mr. Cladianos joined the Company in 1982 as an internal auditor, became outside property manager in July 1983, and the cage and credit manager in September of 1984.

     JOSEPH G. FANELLI (age 79) retired in January 1986 as Vice President of Food and Beverage Operations of Harrah's Reno, Lake Tahoe and Atlantic City, a position he held since 1971. From 1948 to 1971, Mr. Fanelli was the Corporate Food and Beverage Director for Kahler Corporation of Rochester, Minnesota. In such capacity, Mr. Fanelli managed the food and beverage operations for 13 hotel/resort properties located in three states.

     KATHERENE LATHAM (age 66) has been Chairman of the Board of Directors of the Company since August 1984. Ms. Latham also served as Executive Vice President until November of 1991 and was Vice President of the Company in 1982 and from January to August of 1984, and has been a Director since 1978. From 1978 to 1984, Ms. Latham was Secretary of the Company. Ms. Latham has been involved in the gaming and lodging industries in Reno for over 41 years.

     WELDON C. UPTON (age 68) retired in May 1984 from the Nevada State Gaming Control Board. Mr. Upton began his career with the Gaming Control Board in 1955 and held various positions in the Audit, Intelligence and Taxes and Licenses Divisions, including Chief of the Audit Division.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

     The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 1997. Each incumbent Director (with the exception of Joseph
G. Fanelli) attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which each served during fiscal 1997 or the portion of the year during which each served as Director.

COMMITTEES

     The Board of Directors of the Company has, in addition to its Executive Committee (whose present members are Pete Cladianos, Jr. and Katherene Latham), which may exercise all powers of the Board of Directors to the extent permitted by law, an Audit Committee, an Executive Compensation Committee and a Special Stock Grant Committee. The Board does not have a nominating committee. The general functions of such Board Committees, the identity of each committee member and the number of committee meetings held by each committee during the last fiscal year are set forth below.

     Audit Committee. The Audit Committee meets with the Company's independent auditors and makes recommendations to the Board of Directors concerning acceptance of the reports of such auditors and reviews and make recommendations to the Board concerning the accounting policies and procedures of the Company. The current members of the Audit Committee are Messrs. Fanelli and Upton, both outside Directors. There was one meeting held during fiscal 1997.

     Executive Compensation Committee. The Executive Compensation Committee determines the compensation of all principal officers other than the Chairman of the Board of Directors, the President and the Executive Vice Presidents. The Committee also administers the Company's stock option plan and the deferred compensation plan for the Company Directors. The current members of the Executive Compensation Committee are Pete Cladianos, Jr. and Katherene Latham. There were no meetings held during fiscal 1997.

     Special Stock Grant Committee. A Special Stock Grant Committee, whose sole duty shall be to consider and grant stock options to officers, has been appointed in order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended. The members of such Committee shall be non-employee directors within the meaning of the aforementioned Rule 16b-3 and are presently Joseph G. Fanelli and Weldon C. Upton. There were no formal meetings held during fiscal 1997.

COMPENSATION OF OUTSIDE DIRECTORS

     The two outside Directors, who are not employees of the Company, are to receive as compensation for services: (i) a $6,000 annual retainer; (ii) $500 for each Board of Directors meeting attended; (iii) $300 for each Board committee meeting attended on the same date as a Board meeting; and (iv) $500 for each Board committee meeting attended on a date when there is no Board meeting. In the fiscal year ended June 30, 1997, one outside Director earned $8,300 and the other outside Director earned $7,800. Under the Company's Deferred Compensation Plan for Directors, the outside Directors may elect to defer the payment of the amounts due them as compensation for services. The deferred amounts bear interest at 9% per annum and are payable, at the Director's election, in a lump sum or in level monthly, semi-annual or annual installments at the end of the deferral period. Directors who are officers or employees of the Company do not receive compensation for their services as Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF NAMED OFFICERS

     The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 1997, 1996 and 1995, of those persons who were, respectively, at June 30, 1997
(i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company whose annual salary and bonus for the fiscal year ended June 30, 1997 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                     ANNUAL COMPENSATION         COMPENSATION
                     NAME AND                   -----------------------------   OPTIONS GRANTED
                PRINCIPAL POSITION              YEAR      SALARY       BONUS      (SHARES)(1)
    ------------------------------------------  -----    --------     -------   ---------------
    Katherene Latham                            1997     $ 99,167          --            --
    Chairman of the Board of Directors          1996      100,000          --            --
                                                1995      100,000     $57,716            --
    Pete Cladianos, Jr.                         1997      361,076          --            --
    President and Chief Executive Officer       1996      364,110          --            --
                                                1995      364,110      57,716            --
    Jon N. Bengtson                             1997      183,399          --            --
    Executive Vice President and                1996       83,385          --        60,000
    Chief Operating Officer                     1995           --          --            --
    David R. Wood                               1997      155,643          --            --
    Executive Vice President,                   1996      157,000       8,197        60,000
    Treasurer and Chief Financial Officer       1995      155,729      21,233            --
    Pete Cladianos III                          1997      124,514          --            --
    Executive Vice President and Secretary      1996      125,600       8,197        60,000
                                                1995      124,582      21,233            --

---------------

(1) The Company has not issued stock appreciation rights or restricted stock awards.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     During the year ended June 30, 1997, the Company did not grant any options to purchase the Company's Common Stock to the Named Officers.

STOCK OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 1997 and, based upon the fair market value of the Common Stock as of June 30, 1997, stock options held as of the end of fiscal 1997.

                                                                                              VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES                      OPTIONS AT FISCAL YEAR END:         AT JUNE 30, 1997(1)
                            ACQUIRED ON       VALUE       -----------------------------   -----------------------------
           NAME               EXERCISE       REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------  ------------   ------------   ------------   --------------   ------------   --------------
Jon N. Bengtson...........         --              --        12,000          48,000         $     --        $     --
David R. Wood.............         --              --        84,000          60,000               --              --
Pete Cladianos III........         --              --        12,000          48,000               --              --

---------------

(1) Market value of the underlying securities at exercise date or year-end, as the case may be, minus the exercise price of "in-the-money" options.

SEVERANCE ARRANGEMENT

     The Company has entered into an agreement with Mr. Wood which provides that if Mr. Wood's employment with the Company is terminated by the Company for any reason other than for cause, disability or retirement (each, as defined) or by Mr. Wood for good reason (as defined) within three years after a change in control (as defined) of the Company, Mr. Wood shall be entitled to receive (a) a lump sum payment equal to three times (x) the greater of (1) Mr. Wood's annual base compensation for the 12-month period prior to the change in control or (2) Mr. Wood's annual base compensation at the time of the termination and (y) any bonus paid during the 12-month period immediately preceding the termination, and (b) life, disability, accident and health insurance coverage substantially the same as Mr. Wood received immediately prior to the change in control but increased to the extent the such benefits were increased following the change in control for 36 months (or such lesser number of months up to the date of Mr. Wood's retirement or the date on which Mr. Wood obtains a new job of similar status). In addition, upon such a termination, all options held by Mr. Wood shall be immediately exercisable and all restrictions on transfer, if any, on securities then held by Mr. Wood shall lapse. In the event that any payment or benefit received pursuant to the agreement with Mr. Wood would not be deductible (in whole or part) by the Company as a result of the operation of Section 280G of the Internal Revenue Code, the amount of any such payments or benefit shall be reduced until no portion of the payment or benefit is not deductible as a result of Section 280G.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Executive Compensation Report and the Stock Price Performance Graph on Page 10 shall not be incorporated by reference into any such filings.

                         EXECUTIVE COMPENSATION REPORT

     The Executive Compensation Committee of the Board of Directors (the "Committee"), whose present members are Pete Cladianos, Jr. and Katherene Latham, is empowered, pursuant to the Company's By-laws, to determine the compensation of all executive officers other than the Chairman of the Board, the President and the Executive Vice Presidents. Such committee shall also administer the Company's Amended and Restated Stock Option Plan for Executive and Key Employees and the Company's Deferred Compensation Plan for Directors. The Executive Compensation Committee may not grant stock options.

     In order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended, a Special Stock Grant Committee (the "Special Committee") has been appointed whose sole duty shall be to consider and to grant stock options to officers. Such Special Committee, whose present members are Joseph G. Fanelli and Weldon C. Upton, shall be composed of non-employee directors within the meaning of the aforementioned Rule 16b-3.

     Compensation for the Chairman of the Board, the President and the Executive Vice Presidents is reviewed and established, from time to time, by the Board of Directors. It is a policy of the Board that such Executive Officers shall not participate in any Board decision relative to such respective person's compensation.

     The Company's executive compensation policy and philosophy is multifaceted. Such compensation program seeks to provide salaries that are competitive in the marketplace and designed to attract and retain highly-qualified executives. In addition, the program is designed to closely link certain compensation received by individuals to the performance of the Company and, in certain instances, the achievement of individual goals. Recognition is also given to an executive's individual performance. The Company's executive compensation program additionally establishes motivational incentives by providing the executive with a financial interest in the success of the Company similar to the interests of the Company's shareholders.

     Consistent with the aforementioned policy and philosophy, the Company's current compensation plan involves a combination of salary and bonuses to reward short-term performance and grants of stock options to encourage and reward longer-term performance. The key performance criterion in determining bonus payments is the levels of income from operations attained by the Company. Appropriate adjustments are considered, from time to time, to take into account market conditions and other factors impacting the Company's performance. The levels of supervisory or management responsibilities of the Company's executives and individual performances are also given significant consideration.

     The Company's primary long-term incentive program consists of stock options that are intended to encourage achievement of long-term goals and objectives consistent with results that benefit stockholders. These objectives include, but are not limited to, operating profitability, earnings per share growth, return on invested capital and return on shareholders' equity. Such stock option grants are intended to provide executives and key employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to acquire an increased stock ownership in the Company and to benefit from appreciation in the value of the Company's stock. In making such awards, the Special Committee takes into account such other factors as it deems appropriate to a determination of the individual optionee's value to the Company and his potential contribution to its long-term success. The practice of the Special Committee has been to issue all stock options at exercise prices of not less than the market value of the Company's Common Stock on the date of grant, thus insuring that any value derived from such options will depend on subsequent increases in share value realized by shareholders generally.

     The Revenue Reconciliation Act of 1993, enacted August 10, 1993, amended the Internal Revenue Code of 1986 and included a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the Chief Executive Officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Although the present compensation paid to any "covered employee" by the Company is presently less than the $1 million limit, it is the Company's policy to qualify future compensation paid to its top executives for deductibility under the new law in order to maximize the Company's income tax deductions to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During the fiscal year ended June 30, 1997, the compensation of the Company's Chief Executive Officer, Pete Cladianos, Jr., was a base salary of $361,076 which has not increased in seven years.

     EXECUTIVE
   COMPENSATION         SPECIAL STOCK
     COMMITTEE         GRANT COMMITTEE      BOARD OF DIRECTORS
-------------------    ----------------    ---------------------
Katherene Latham       Joseph G. Fanelli   Katherene Latham
Pete Cladianos, Jr.    Weldon C. Upton     Pete Cladianos, Jr.
                                           Joseph G. Fanelli
                                           Weldon C. Upton
                                           Pete Cladianos III
                                           Jon N. Bengtson
                                           David R. Wood

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors is responsible for the compensation policies of the Company with respect to its current executive officers. All of the members of the Board, except Messrs. Fanelli and Upton, are employees of the Company. No member of the Board participates in the determination of his or her own compensation.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total shareholder return of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market-U.S. Index and the Dow Jones Casinos index. The comparisons are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE SANDS REGENT, THE NASDAQ STOCK MARKET -- US INDEX
                        AND THE DOW JONES CASINOS INDEX

      MEASUREMENT PERIOD         THE SANDS RE-   NASDAQ STOCK      DOW JONES
    (FISCAL YEAR COVERED)            GENT         MARKET - US       CASINOS
6/92                                       100             100             100
6/93                                       220             126             189
6/94                                       161             127             148
6/95                                        71             169             247
6/96                                        70             218             322
6/97                                        44             265             233

---------------
* $100 invested on June 30, 1992 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                        COMPLIANCE WITH SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten (10) percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that its Insiders complied with all Section 16(a) filing requirements.

  APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR
                EXECUTIVE AND KEY EMPLOYEES OF THE SANDS REGENT

     On August 4, 1997, the Board of Directors of the Company (the "Board") unanimously authorized an amendment (the "Amendment") to the Amended and Restated Stock Option for Executives and Key Employees of the Sands Regent (the "Stock Option Plan"). Subject to shareholder approval, the

Amendment provides, among other things, for an increase in the number of shares of Common Stock reserved for issuance under the Stock Option Plan from 500,000 to 800,000 and an extension of the period during which options may be granted under the Stock Option Plan from September 16, 2002 to August 4, 2007.

     The summary of the provisions of the Amendment, and Stock Option Plan, which follows is not intended to be complete, and reference should be made to the Amendment and the Stock Option Plan for complete statements of the terms and provisions. The complete text of the Amendment is set forth in Appendix A to this Proxy Statement. Due to its length, the Stock Option Plan is not included with the Proxy Statement. To obtain a copy of the Stock Option Plan, send a written request to the Company, 345 N. Arlington Avenue, Reno, Nevada 89501,
Attention: Investor Relations.

BACKGROUND AND GENERAL NATURE AND PURPOSE OF THE STOCK OPTION PLAN

     The Company's Stock Option Plan was originally adopted by the Board and approved by the Company's stockholders in January 1985. In 1990, the Plan was amended by the Board of Directors to conform to certain changes in applicable tax law and in certain further respects which did not materially increase the benefits accruing thereunder. Neither such amendment required a vote of shareholders. In 1992, the Board and Stockholders approved the Amended and Restated Stock Option Plan for Executive and Key Employees which restated and amended the Company's Stock Option Plan. This amendment to the Company's Stock Option Plan increased the number of shares reserved for issuance thereunder from 300,000 to 500,000 and conformed the provisions of the plan to the requirements of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended.

     The principal purpose of the Stock Option Plan is to attract and retain the services of experienced and capable persons who can make significant contributions to the further growth and success of the Company and its affiliates. The Plan authorizes the Company to grant "Incentive" as well as "Non-Qualified" options to purchase shares of its Common Stock to officers and key employees of the Company and the Company's subsidiaries.

     The shares available for issuance under the Stock Option Plan are shares of the Company's $0.05 par value Common Stock. The Plan provides for appropriate adjustment in the number and kind of shares for which options may be granted in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company. A maximum of 500,000 shares of the Company's Common Stock are currently reserved for issuance under the Stock Option Plan, and 800,000 shares will be reserved for issuance if the shareholders approve the Amendment.

     Shares issued pursuant to the Plan may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Any unexercised and canceled or forfeited options may be reissued at a future date.

     As of September 24, 1997, the Company's record date, options to purchase 667,680 shares of the Company's Common Stock had been granted under the Stock Option Plan. Of these options to purchase 667,680 shares, 154,136 shares have been issued and 179,544 have been canceled or terminated without exercise and were again subject to additional options granted under the Stock Option Plan. This leaves options to purchase 334,000 shares outstanding as of the record date with options to purchase 11,864 shares of Common Stock remaining available for future option grants under the Stock Option Plan.

     The Stock Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. Proceeds received by the Company from the sale of Common Stock pursuant to the Stock Option Plan will be used for general corporate purposes.

DESCRIPTION OF AMENDMENT TO STOCK OPTION PLAN

     The Amendment increases the number of shares of the Company's Common Stock reserved for issuance under the Stock Option Plan from 500,000 shares to 800,000 shares and extends the period during which options may be granted under the Stock Option Plan from September 16, 2002 to August 4, 2007. The Amendment also deletes all reference to a Special Committee under the Stock Option Plan and instead requires that all Option grants made to Officers be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934. To be effective, the Amendment must be approved by the shareholders.

     The Stock Option Plan constitutes an important part of the Company's compensation programs. In order to attract and retain the services of experienced and capable persons who can make significant contributions to the further growth and success of the Company, the Board believe that it is in the best interest of the Company and its stockholders to approve the Amendment.

DESCRIPTION OF THE STOCK OPTION PLAN

  Administration

     The Stock Option Plan provides for the granting of options to officers and key employees designated from time to time by a committee of directors (or a "Special Committee" of disinterested directors, in the case of grants to officers). The Executive Compensation Committee (the "Committee") of the Board administers the Stock Option Plan, which includes interpreting the Stock Option Plan and related options and adopting such rules for the administration, interpretation and application of the Stock Option Plan as are consistent therewith and interpreting, amending or revoking any such rules. The costs of administering the Stock Option Plan are paid by the Company.

  Eligibility and Participation

     All officers and other key employees of the Company and the Company's subsidiaries are eligible to receive options under the Stock Option Plan. As of the record date, the outstanding options to purchase 334,000 shares had a weighted average exercise price of $4.71 per share. As of such date, the following groups held the following options:

                                          NUMBER OF             WEIGHTED AVERAGE
             GROUP                          SHARES               EXERCISE PRICE
-------------------------------        ----------------         ----------------
Officer Group                               264,000                  $ 5.03
Non-Officer Key Employee Group               70,000                  $ 3.50

     As of September 25, 1997, the closing price of the Company's Common Stock reported by the NASDAQ Stock Market was $2.13.

  Options Under the Stock Option Plan

     In General. The Committee shall determine which employees of the Company and of the Company's subsidiaries are executives (officers) or key employees to whom options under the Stock Option Plan may be granted. The Committee shall determine the number of shares to be subject to any option grants and whether the options are to be Incentive stock options or Non-Qualified stock options. The Committee may impose certain conditions or restrictions on the grant of any options deemed appropriate. As amended, unless approved by a subcommittee of non-employee directors, the Committee may not grant options to officers or key employees who are then Directors of the Company or Officers of the Company as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

     Exercise of Options. Options granted under the Stock Option Plan are exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each stock option agreement. In general, the options become exercisable in five cumulative installments of 20% of the shares covered by the option per year for five years. In conformity with the Stock Option Plan, the expiration date, maximum number of shares purchasable, the conditions to exercise and the other provisions of the individual stock option agreements are established by the Committee at the time of grant. However, option terms may not exceed ten years and one day from the date of grant. Except as the Committee may otherwise provide, no option may be exercised in whole or in part during the first year after such option is granted. No portion of an option which is unexercisable upon the termination of employment shall thereafter become exercisable.

     Option Price. The price of the shares subject to each option shall be set by the Committee or Special Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date such option is granted. Further, in the case of an Incentive stock option, the price per share shall not be less than 110% of the fair market value of such shares on the date such option is granted in the case of options granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Upon exercise, the option price (and any applicable withholding taxes) must be paid in full by check or in cash. The agreement or instrument evidencing the grant of a stock option may contain such other terms, provisions and conditions not inconsistent with the Stock Option Plan as the Committee or the Special Committee may determine.

     Expiration of Options. Each option shall expire on the date established by the Committee. However, no incentive stock option may be exercised after ten years from the date the option was granted (or five years in the case of an individual owning more than 10% of the total combined voting power of stock of the Company, any subsidiary or any parent corporation) or one year from the date of the employee's termination of employment, except that if the option is exercised after three months from the date of the termination by reason other than death or permanent disability, the option will not be considered an incentive stock option but rather will be taxed as non-qualified option. No nonqualified option may be exercised after ten years and one day from the date the option was granted.

     Assignment. No option granted under the Plan may be assigned or transferred by the holder of the option except upon death. During the lifetime of the holder of the option, the option may be exercised only by such holder.

     Stockholder Rights. Holders of options shall not have the rights and privileges of a stockholder of the Company unless and until certificates representing such shares have been issued by the Company to such holders.

  Nontransferable

     No option or interest or right therein or part thereof shall be subject to or liable for the debts, contracts or engagements of the holder of the option or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in the Stock Option Plan prevents transfers by will or by the applicable laws of descent and distribution.

  Amendment, Suspension or Termination of the Stock Option Plan

     No option may currently be granted under the Stock Option Plan after September 16, 2002 , and if the stockholders approve the Amendment, this period will be extend to August 4, 2007. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without the approval of the Company's stockholders given within 12 months before or after the action of the Board or the Committee, no action of the Committee or Board may, except to accommodate certain changes in the Company's Common Stock, increase the maximum number of shares which may be issued on exercise of options, modify the eligibility requirements, reduce the minimum option price requirements or extend the limit on the period during which options may be granted. Neither the amendment, suspension or termination of the Stock Option Plan shall, without the consent of the holder of the option, alter or impair any rights or obligations under an option theretofore granted. No option may be granted during any period of suspension nor after termination of the Stock Option Plan.

  Merger, Consolidation, Acquisition, Liquidation or Dissolution

     In its absolute discretion, on such terms as it deems appropriate, the Committee may provide in the terms of any stock option agreement that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company. The Committee may also provide that, for some period of time prior to any such event, such option shall be exercisable as to all shares covered thereby.

  Adjustments Upon Changes in Capitalization

     In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments may be made by the Committee in the number and kind of shares for which options shall be granted and/or exercised.

FEDERAL INCOME TAX CONSEQUENCES

     An optionee generally will not recognize taxable income upon the grant of a stock option, and neither gain nor loss will be recognized as a deduction by the Company. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the underlying shares on the date of the exercise, and the Company generally will be entitled to a deduction for the amount recognized as ordinary income by the optionee. Generally, an optionee will not be deemed to have received taxable income upon the exercise of an incentive stock option. Any gain realized upon a disposition of shares received pursuant to the exercise of an incentive stock option will be taxed as a long-term capital gain or loss, assuming the optionee holds the shares for at least two years after the date of grant and for at least one year after the date of exercise. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to satisfaction of the holding periods described above, the optionee will generally recognize ordinary income, and the Company will be allowed to deduct an amount, equal to lesser of (i) the excess of the market value of the shares at the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares over the option price. If an optionee pays the exercise price of any option by delivery of shares of Common Stock, the exchange of shares generally will be treated as a non-taxable transaction (provided, in the case of an incentive stock option, that the shares delivered in payment are not shares acquired upon exercise of an incentive stock option which has not satisfied the holding period requirements discussed above).

VOTE AND RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the meeting is required to approve the Amendment. Properly executed, unrevoked Proxies will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated in the Proxy.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK OPTION PLAN
                                   AMENDMENT.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as auditors of the Company for the year ended June 30, 1997. The auditors will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented at the next Annual Meeting must be received by June 5, 1998. Proposals should be addressed to the attention of Pete Cladianos III, Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada, 89501, and should be sent Certified Mail -- Return Receipt Requested.

                                 OTHER MATTERS

     The management knows of no other matters other than those described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          PETE CLADIANOS III, Secretary

                                   APPENDIX A

                                AMENDMENT TO THE
                       AMENDED AND RESTATED STOCK OPTION
                      PLAN FOR EXECUTIVE AND KEY EMPLOYEES
                                       OF
                                THE SANDS REGENT

     This Amendment to the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent (the "Amendment") is adopted by The Sands Regent, a Nevada corporation (the "Company"), effective as of November 3, 1997, subject to receipt of required shareholder approval.

                                    RECITALS

     A. The Amended and Restated Stock Option Stock Plan for Executive and Key Employees of The Sands Regent (the "Restated Plan") was adopted by the Board of Directors of the Company (the "Board") on September 16, 1992 and approved by the shareholders of the Company on November 2, 1992.

     B. On February 26, 1993, the Company effected a 100% stock dividend which, pursuant to the terms of the Restated Plan, resulted in an increase in the number of shares of the Company's Common Stock reserved for issuance under the Restated Plan from 250,000 shares to 500,000 shares.

     C. On August 4, 1997, the Restated Plan was amended by the Board, subject to shareholder approval, to (i) increase the number of shares of the Company's common stock reserved for issuance under the Restated Plan from 500,000 shares to 800,000 shares, (ii) extend the expiration of the period during which options to purchase Common Stock may be granted under the Restated Plan from September 16, 2002 to August 4, 2007 and (iii) delete all reference to "Special Committee" and instead provide that all Option grants to Officers be in compliance with Rule 16b-3 and related rules, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended.

                                   AMENDMENTS

     The Restated Plan is hereby amended as follows:

          1. Section 1.12 of the Restated Plan is hereby amended to read in its entirety as follows:

            Section 1.13 -- Plan

             The "Plan" shall mean this Amended and Restated Stock Option Plan for Executive and Key Employees of The Sand Regent, as amended from time to time.

          2. Section 1.16 of the Restated Plan entitled "Special Committee" is hereby deleted in its entirety.

          3. Section 2.1 of the Restated Plan is hereby amended to read in its entirety as follows:

            Section 2.1 -- Shares Subject to Plan

             The shares of stock subject to Options shall be shares of the Company's common stock, par value $.05 per share (the "Common Stock"). The aggregate number of shares of Common Stock which have been or may be issued upon exercise of Options shall not exceed 800,000.

          4. Section 3.3(c) of the Restated Plan is hereby amended to read in its entirety as follows:

             Notwithstanding the foregoing, Options may not be granted to executive or key Employees who are then Officers unless such grants comply with the applicable requirements of Rule 16b-3 and related applicable rules, as amended from time to time, promulgated under
        Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

          5. The first sentence of Section 6.1 of the Restated Plan is hereby amended to read in its entirety as follows:

             The Stock Option Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two (2) or more Directors, appointed by and holding office at the pleasure of the Board.

          6. Section 6.4 of the Restated Plan entitled "Special Committee" is hereby deleted in its entirety.

          7. The last sentence of Section 7.2 of the Restated Plan is hereby amended to read in it entirety as follows:

             No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after August 4, 2007.

     I hereby certify that the foregoing Amendment to the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent was duly adopted by the Board of Directors of the Company as of August 4, 1997.

     Executed this      day of                  , 1997.

                                          --------------------------------------
                                          Pete Cladianos III
                                          Executive Vice President and Secretary

Corporate Seal

     I hereby certify that the foregoing Amendment to the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent was duly approved by the shareholders of the Company on November 3, 1997.

     Executed this      day of                  , 1997.

                                          --------------------------------------
                                          Pete Cladianos III
                                          Executive Vice President and Secretary

                                REVOCABLE PROXY

                                THE SANDS REGENT

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 3, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


  The undersigned hereby appoints Pete Cladianos, Jr. and Katherene Latham, or either of them, with full power of substitution, proxies of the undersigned to vote all of the shares of capital stock of The Sands Regent that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Sands Regent, and at any adjournment thereof, upon the matters described in the Proxy Statement, for the meeting to be held on November 3, 1997, as follows:


                         (Continued on the other side.)





-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                       Please mark
                                                      your vote as   [X]
                                                      indicated in
                                                      this example

1. ELECTION OF DIRECTORS:

   Nominees: John N. Bengtson and David R. Wood, each for a three (3) year term.

   [ ] VOTE FOR all nominees listed above,               [ ] VOTE WITHHELD
         except vote withheld from the following             from all nominees.
         nominees (if any):


   ----------------------------------------------------------------------------

2. To approve an amendment to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

   [ ]  VOTE FOR             [ ]  VOTE AGAINST            [ ] VOTE ABSTAIN

3. IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME
   BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


     I DO  [ ]           DO NOT  [ ]  PLAN TO ATTEND THE ANNUAL MEETING


THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR ITEM (2) AND FOR ITEM 3.

Please check your mailing address as shown on this Revocable Proxy. If it is inaccurate, please correct your address in the space provided below.

                        PLEASE MARK, SIGN, DATE, AND RETURN
           --------     THIS REVOCABLE PROXY PROMPTLY
                  |     USING THE ENCLOSED ENVELOPE.
                  |
                  |


Signature(s)_______________________________________ Dated:_______________, 1997

(Please date this Revocable Proxy and sign exactly as your name appears on your stock certificate. If signing as a fiduciary, please give your full title.)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE